                                                                EXHIBIT 4.04

                                                          Chapman and Cutler
                                                          Draft Dated 12/16/94

              [                          ] SUPPLEMENTAL INDENTURE


                    Dated as of [                         ]


                         ______________________________

                           UNITED CITIES GAS COMPANY

                                       to

                            BANK OF AMERICA ILLINOIS

                                      and

                               Robert J. Donahue
                                    TRUSTEES

                         ______________________________


                Supplementing and Amending Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                  Creating First Mortgage Bonds, Series [  ],
                    [       ]% Due [                       ]

         This [               ] SUPPLEMENTAL INDENTURE, dated as of [        ],
made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its office at 231 South LaSalle Street, Chicago, Illinois 60697 (hereinafter called the "Trustee"), and Robert J. Donahue, residing in the City of Chicago, Illinois (the Trustee and Robert J. Donahue being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  RECITALS:

         The background of this [               ] Supplemental Indenture is:

           1. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in, certain property of the Company in said Original Indenture as more particularly described therein for the security of all First Mortgage Bonds issued and to be issued thereunder.

           2. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Bank, National Association, formerly known as Continental Illinois National Bank and Trust Company of Chicago, which was subsequently merged with Bank of America Illinois, an Illinois banking corporation, on September 1, 1994. Upon such merger, Bank of America Illinois became corporate trustee under the Indenture (hereinafter defined) as provided therein. On October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley who resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers who resigned. On December 19, 1994, Robert J. Donahue succeeded M.J. Kruger as individual trustee under the Indenture.

           3.    The Company has heretofore executed and delivered [        ]
supplemental indentures to the Original Indenture, designated as First
through [            ] (the Original Indenture and all supplemental indentures,
including this [            ] Supplemental Indenture, being herein called the
"Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

           4. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through [ ], inclusive, of which
$[            ] in
aggregate principal amount were outstanding as of [            ].  The bonds of
Series A through [M], inclusive, and Series O have been retired as of [      ].

           5. The Company desires to create a new series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage
Bonds, Series [  ], [    ]% due [            ]", to be limited to $[         ]
in aggregate principal amount.

           6. All things necessary to make the Series [ ] bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and
security of the Indenture, and to make this [            ] Supplemental
Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series [ ] bonds, as herein provided, has been in all respects duly authorized.
         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:
                                   ARTICLE 1
                        MORTGAGE OF ADDITIONAL PROPERTY
         The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:
           I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those real properties more specifically described in Schedule A hereto, and all improvements thereto and thereon;
          II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, and all improvements now owned or hereafter acquired by the Company;





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
         III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of
Section 7.01 of the Original Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and
          IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.
         Subject to such liens and encumbrances as are of the character specified in Section 3.09 of the Original Indenture; BUT SPECIFICALLY
         RESERVING AND EXCEPTING from the foregoing grant:
           A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;
           B. All stocks, bonds and securities not specifically pledged under the Indenture;
           C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);
           D.    The last day of the term of each leasehold estate;
           E.    All automotive equipment; and
           F. All inventory of pipe, meters and equipment (excluding any such inventory constituting a part of the operating system).
         To HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Indenture.
         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.





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                                   ARTICLE 2
                               SERIES [  ] BONDS
          Section 2.01. Creation of Series [ ] Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the
aggregate principal amount of $[            ], to be designated as "First
Mortgage Bonds, Series [  ], [    ]%, Due [            ]" (herein called
"Series [ ] bonds"). The Series [ ] bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear
interest from the date of authentication and delivery, shall mature [        ],
and shall bear interest at the annual rate of [    ]% payable semi-annually
on [            ] and [            ] in each year until the principal thereof
shall have become due and payable and shall bear interest on any overdue principal, and (to the extent permitted by law) on any overdue installment of
interest and premium, if any, at the rate of [    ]% per annum.  The payment of
the principal of and premium, if any, on each Series [ ] bond and interest at maturity shall be made upon presentation of such Series [ ] bond at the principal office of the Trustee in Chicago, Illinois or at such other office or agency as may be designated for such purpose by the Company from time to time. The payment of interest on each Series [ ] bond (other than interest at maturity) shall be made by check mailed to the address of the registered owner of such Series [ ] bond as such address shall appear in the registry books.
          Section 2.02. Form of Series [ ] Bonds. The Series [ ] bonds shall be issued only as fully registered bonds without coupons, in denominations of $1,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the [President] of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.
          Section 2.03. Redemption of Series [ ] Bonds. The Series [ ] bonds shall be subject to redemption only as hereinafter provided:
          (a) The Series [ ] bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of Section 3.14, 7.02, 7.03 or 7.04 of the Original Indenture at any time or from time to time, in whole or in part, by payment of 100% of the principal amount of the Series
[   ] bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of redemption.
         [(b)    Insert additional provisions, if any, relating to the optional or mandatory redemption of the Series [  ] bonds.]
          Section 2.04. [Insert mandatory or optional sinking fund provisions, if any, relating to the Series [ ] bonds.]
          Section 2.05.     Issuance of Series [  ] Bonds.  Upon the execution
and delivery of this [            ] Supplemental Indenture and upon compliance
with the provisions of the





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Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series [ ] bonds in an aggregate principal amount
not exceeding $[            ].
                                   ARTICLE 3
                      PROVISIONS APPLICABLE TO REDEMPTION
                              OF SERIES [  ] BONDS
          Section 3.01.     Applicability to Series [  ] Bonds.  The provisions
of this Article 3 shall be applicable to the Series [ ] bonds. Except as hereinafter provided and subject to the provisions of Article 2 above, Series
[ ] bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture.
          Section 3.02.     Selection of Series [   ] Bonds to be Redeemed.
Notwithstanding any provisions of Article 1 and Article 4 of the Original Indenture, if less than all outstanding Series [ ] bonds are to be redeemed, the particular Series [ ] bonds to be redeemed shall be selected by the Trustee from the outstanding Series [ ] bonds not previously called for redemption by such method as the Trustee shall deem fair and appropriate.
          Section 3.03. [Insert redemption provisions, if any, relating to Series [ ] bonds that are subject to a mandatory or optional sinking fund.]
                                   ARTICLE 4
                              ADDITIONAL COVENANTS
          Section 4.01.     Application of Section 1.15 of the Original
Indenture. So long as any Series [ ] bonds remain outstanding, the provision of Section 1.15 of the Original Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series [ ] bonds and the holders thereof.
          Section 4.02. Withdrawal of Deposited Moneys. The Company covenants and agrees that so long as any Series [ ] bonds remain outstanding, moneys deposited with the Trustee pursuant to Section 3.14, 7.02, 7.03 or 7.04 of the Original Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Section 7.02, 7.03 or 7.04, two years, or in the case of moneys deposited pursuant to Section 3.14, twelve months, from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.
          Section 4.03. Restricted Payments. The Company covenants and agrees that so long as any Series [ ] bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares





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
of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1988 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $15,038,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends (hereinafter defined) for such period.
          Section 4.04. Merger and Consolidation. The Company covenants and agrees that so long as any Series [ ] bonds remain outstanding, any of the provisions of Article 8 of the Original Indenture to the contrary notwithstanding, Company will not consolidate or merge with or into, or convey or transfer all or substantially all of the mortgaged property to, any other entity if at the time thereof or after giving affect thereto any "event of default" (as defined in Section 6.01 of the Original Indenture) shall or would exist.
          Section 4.05. Certain Definitions. As used in this Article 4, the following terms shall have the following meanings:
         "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.
         "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.





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                                   ARTICLE 5
                            AMENDMENTS OF INDENTURE
          Section 5.01. Amendment of Certain Definitions. Each holder of Series [ ] bonds and bonds of any series created and issued after the date of the original issuance of the Series [ ] bonds agrees by its acceptance of such bonds, that effective on the earlier of (i) the date on which the amendment of the Indenture set forth in this Section 5.01 has been duly consented to in writing by the holders of not less than 66-2/3% in aggregate principal amount of each series of bonds issued and outstanding other than the Series R bonds and the bonds of each other series created and issued under the Indenture after the date of original issuance of the Series R bonds, including the Series [ ] bonds, or (ii) the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to the date on which the Series R bonds were originally issued and the holders of which have not consented to such amendment as contemplated in foregoing clause (i) hereof remain outstanding, the first sentence of the definition of "Net Earnings" appearing in Section 12.05(o) of the Original Indenture shall be amended to read as follows: "'Net Earnings' of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder all net non-operating earnings other than any portion of such earnings which represents the net gain arising from any sale or other disposition of capital assets, or any other items, which would, in accordance with generally accepted accounting principles, require separate treatment or classification in the preparation of the Company's financial statements as 'extraordinary items'."
         [Section 5.02.     Amendments to Conform to the Trust Indenture Act.
The Indenture is hereby amended to include the provisions of Sections 310, 311, 312, 313, 314, 315, 316 and 317 of the Trust Indenture Act. To the extent that the Indenture contains any provision which limits, qualifies or conflicts with the aforementioned provisions of the Trust Indenture Act, the aforementioned provisions of the Trust Indenture Act shall control. As used in this Section 5.02, "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended,
as in force at the date this [            ] Supplemental Indenture was
executed.]

                                   ARTICLE 6
                                 MISCELLANEOUS
          Section 6.01.     Incorporation of Original Indenture.  This [      ]
Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series [ ] bonds and
the holders thereof.  All terms used in this [            ] Supplemental
Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.





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
          Section 6.02.     Successors and Assigns.  Whenever in this [       ]
Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this [ ] Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
          Section 6.03.     Multiple Counterparts.  This [            ]
Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.





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
IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its [Senior Vice President and Treasurer] and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary, and the said BANK OF AMERICA ILLINOIS, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said ROBERT
J. DONAHUE, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]                     UNITED CITIES GAS COMPANY

                                     By ______________________________________
                                        [Senior Vice President and Treasurer]
ATTEST:

_______________________________
       Secretary

Witnesses as to United Cities
    Gas Company:

_______________________________

_______________________________

                                         BANK OF AMERICA ILLINOIS, as Trustee
[CORPORATE SEAL]

                                         By __________________________________
                                            [Vice President]
ATTEST:

_______________________________
Trust Officer

Witnesses as to Bank of America Illinois, and Robert J. Donahue:

                                              ________________________________
                                                     Robert J. Donahue

STATE OF TENNESSEE                       )
                                         )  SS.
COUNTY OF WILLIAMSON                     )
         I,                               , a Notary Public in and for the
County and State aforesaid, do hereby certify that on this     day of
________________, 199_, personally appeared before me [        ]  and [      ],
to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are [Senior Vice President and Treasurer] and [Secretary], respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said [Senior Vice President and Treasurer] and [Secretary] acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _____________________, 199_.


                           __________________________________________________
                                  Notary Public in and for the County and
                                             State aforesaid

[NOTARIAL SEAL]

My commission expires:

STATE OF ILLINOIS                        )
                                         )  SS.
COUNTY OF COOK                           )
         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that on this ____ day of _____________, 199_, personally appeared before me ________________________ and
_____________________, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are [Vice President] and [Trust Officer], respectively, of Bank of America Illinois, an Illinois banking corporation organized and existing under the banking laws of the State of Illinois, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said _____________________ and ______________________ acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _____________________, 199_.

                                ______________________________________________
                                    Notary Public in and for the County and
                                                State aforesaid

[NOTARIAL SEAL]

My commission expires:

STATE OF ILLINOIS                        )
                                         )  SS.
COUNTY OF COOK                           )
         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that on this ____ day of _____________________, 199_, personally appeared before me Robert J. Donahue, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.
         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _____________________, 199_.

                                _______________________________________________
                                    Notary Public in and for the County and
                                                State aforesaid

[NOTARIAL SEAL]

My commission expires:


STATE OF TENNESSEE
                                         )  SS.
COUNTY OF WILLIAMSON                     )
         Personally appeared before me ______________________________, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS
COMPANY affixed to the foregoing instrument and that she also saw [          ],
[Senior Vice President and Treasurer], and [                                ],
[Secretary] of said United Cities Gas Company, sign and attest the same, and that she, with ______________________, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                _______________________________________________
                                                     Witness

[NOTARIAL SEAL]

Sworn to before me this ____ day of ____________________, 199_.

__________________________________________
 Notary Public in and for the County and
 State aforesaid

My commission expires:

STATE OF ILLINOIS                        )
                                         )  SS.
COUNTY OF COOK                           )
         Personally appeared before me                               , who,
being duly sworn, says that _____ saw the corporate seal of the BANK OF AMERICA ILLINOIS affixed to the foregoing instrument and that _____ also saw ______________, [Vice President], and _____________________, Trust Officer of
said Bank of America Illinois, sign and attest the same, and that ____________________, with ______________________, witnessed the execution and delivery thereof as the act and deed of the said Bank of America Illinois.


                                                     __________________________
                                                                        Witness
[NOTARIAL SEAL]

Sworn to before me this ____ day of ____________________, 199_.

__________________________________________
 Notary Public in and for the County and
 State aforesaid

My commission expires:


STATE OF ILLINOIS                        )
                                         )  SS.
COUNTY OF COOK                           )
         Personally appeared before me ______________________, who, being duly sworn, says that ____________________ saw the within named Robert J. Donahue sign, seal, and as his act and deed, deliver the foregoing instrument and that ____________________, with _______________________, witnessed the execution thereof.

                                                     __________________________
                                                                        Witness
[NOTARIAL SEAL]

Sworn to before me this ____ day of ____________________, 199_.

__________________________________________
 Notary Public in and for the County and
 State aforesaid

My commission expires:

                                   EXHIBIT A

              Form of Series [  ] bonds and Trustee's Certificate

                           UNITED CITIES GAS COMPANY

No.  ______________                                            $_____________

         FIRST MORTGAGE BOND, SERIES [  ], [    ]%, DUE [            ]

        For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to
or registered assigns, on [            ], or earlier as hereinafter referred
to, the sum of  and to pay to said payee, or registered assigns, interest
thereon, from the date hereof, at the rate of [    ]% per annum, semi-annually
on [        ] and [            ] in each year until the principal sum hereof
shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest and
premium, if any, at the rate of [    ]% per annum.

        This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated "First Mortgage Bonds, Series [ ], [ ]%,
Due [            ]," all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and Bank of America Illinois (hereinafter, with its successors in the trusts under the Indenture, generally called the "Trustee"), successor to Continental Bank, National Association, and Robert J. Donahue, successor to M.J. Kruger, as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

        The payment of the principal of and premium, if any, on this bond and interest at maturity shall be made upon presentation of this bond at the principal office of the Trustee in Chicago, Illinois or at such other office or agency as may be designated for such purpose by the Company from time to time. The payment of interest on this bond (other than interest at maturity) shall be made by check mailed to the address of the registered owner hereof as such address shall appear in the registry books.

         [Insert applicable provisions, if any, relating to the optional or mandatory redemption of the bonds of this series and/or the applicable provisions of any mandatory or optional sinking fund.]

         The bonds of this series are [also] redeemable, in whole or in part, at any time upon notice as required in the Indenture through the application of cash deposited with the Trustee in accordance with the provisions of
Section 3.14, 7.02, 7.03 or 7.04 of the Indenture at 100% of the principal amount thereof, together with interest accrued thereon, if any, to the date of redemption.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with that effect set forth in the Indenture, all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds of this series, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

         Each holder of this bond by its acceptance hereof agrees that effective on the earlier of (i) the date on which the amendment of the Indenture described below has been duly consented to in writing by the holders of not less than 66-2/3% in aggregate principal amount of each series of bonds issued and outstanding (other than the Series R bonds and the bonds of each other series created and issued under the Indenture after the date of original issuance of the Series R bonds, including the bonds of this series) or (ii) the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to the date on which the Series R bonds were originally issued and the holders of which have not consented to such amendment as contemplated in the foregoing clause (i) remain outstanding, the first sentence of the definition of "Net Earnings" appearing in Section 12.05(o) of the Indenture shall be amended to read as follows: "'Net Earnings' of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder all net non-operating earnings other than any portion of such earnings which represents the net gain arising from any sale or other disposition of capital assets, or any other items, which would, in accordance with generally accepted accounting principles, require separate treatment or classification in the preparation of the Company's financial statements as 'extraordinary items'."

         Each holder of this bond by its acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated __________________, 199_.

                                                       UNITED CITIES GAS COMPANY

                                                       By ____________________
                                                       Its ___________________
ATTEST:


___________________________________
______________ Secretary



                        [Form of Trustee's Certificate]

         This is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                        BANK OF AMERICA ILLINOIS,
                                        as Trustee

                                        By
                                           ____________________________
                                              Authorized Officer

                                   SCHEDULE A


                 Descriptions of Additional Mortgaged Property

         The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interests therein more specifically described below. Said description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                   PART I - REAL ESTATE AND INTERESTS THEREIN

         Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective countries and states set forth below and described as follows:

                  PART II - DISTRIBUTION SYSTEMS AND PIPELINES
                              DISTRIBUTION SYSTEMS

         All gas distribution systems of the Company, together with all pipelines, mains, connection, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use, in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, towns, or villages and environs thereof as follows:

                        PART III - GAS SUPPLY CONTRACTS

         The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area:"

 SERVICE                                                 CONTRACT                 TERM OF
 AREA                    SUPPLIER                        DATE                     EXPIRATION DATE
 ----                    --------                        ----                     ---------------


                              PART IV - FRANCHISES

         The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

               Town                                      State                                        Expiration Date